Exhibit 10.1

Execution

TENDER AND SUPPORT AGREEMENT

This TENDER AND SUPPORT AGREEMENT (this “Agreement”), dated as of October 27, 2026, is made by and among EnerSys, a Delaware corporation (“Parent”), EnerSys Mergersub Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), the undersigned stockholders (each, a “Stockholder”) and, solely for purposes of Section 5.4 hereof, Ultralife Corporation (the “Company”).

WHEREAS, as of the date hereof, Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the number of shares of common stock, par value $0.10 per share (“Common Stock”), of the Company set forth on Schedule A (all such shares set forth on Schedule A, together with any shares of Common Stock of the Company that are hereafter issued to, or otherwise acquired or beneficially owned (as defined in Rule 13d-3 under the Exchange Act) by, Stockholder prior to the termination of this Agreement, are referred to herein as the “Subject Shares”);

WHEREAS, concurrently with the execution hereof, Parent, Merger Sub and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof, in the form attached hereto as Exhibit A (as it may be amended from time to time in accordance with its terms, the “Merger Agreement”), which provides, among other things, for Merger Sub to commence a cash tender offer to acquire all the outstanding shares of Common Stock of the Company (the “Offer”) and, following the completion of the Offer, the merger of Merger Sub with and into the Company (the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement; and

WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and Merger Sub have required that Stockholder, and as an inducement and in consideration therefor, Stockholder (solely in Stockholder’s capacity as a holder of the Subject Shares) has agreed to, enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I.

AGREEMENT TO TENDER AND VOTE

Section 1.1.    Agreement to Tender. Subject to the terms of this Agreement, Stockholder agrees to validly tender or cause to be tendered in the Offer all of Stockholder’s Subject Shares pursuant to and in accordance with the terms of the Offer, free and clear of all Encumbrances (other than Permitted Encumbrances). Without limiting the generality of the foregoing, as promptly as practicable after, but in no event later than 10 Business Days after, the commencement (within the meaning of Rule 14d-2 promulgated under the Exchange Act) of the Offer (or, if later, the date of delivery of the letter of transmittal with respect to the Offer), Stockholder shall (a) deliver pursuant to the terms of the Offer (i) a letter of transmittal with respect to Stockholder’s Subject Shares complying with the terms of the Offer, (ii) a Share Certificate (or affidavits of loss in lieu thereof) representing such Subject Shares, if applicable, or an “agent’s message” (or such other evidence, if any, of transfer as the Paying Agent may reasonably request) in the case of a book-entry share, and (iii) all other documents or instruments reasonably required to be delivered by stockholders of the Company pursuant to the terms of the Offer or (b) instruct Stockholder’s broker or such other Person that is the holder of record of any Subject Shares beneficially owned (as defined in Rule 13d-3 under the Exchange Act) by Stockholder to tender such Subject Shares pursuant to and in accordance with clause (a) of this Section 1.1 and the terms of the Offer. Stockholder agrees that, once any of Stockholder’s Subject Shares are tendered in accordance with the terms hereof, Stockholder will not withdraw any of such Subject Shares from the Offer, unless and until this Agreement shall have been validly terminated in accordance with Section 5.2. If (x) the Offer is terminated or withdrawn by Parent or Merger Sub, or (y) this Agreement is terminated in accordance with its terms, Parent and Merger Sub shall promptly return, or cause any depositary acting on behalf of Parent and Merger Sub to return, all Subject Shares tendered by Stockholder in the Offer to Stockholder. Notwithstanding the foregoing, for the avoidance of doubt, during any period in which the provisions of this Article I do not apply pursuant to Section 5.2, Stockholder shall not be required to tender, or to refrain from withdrawing, any Subject Shares, and no such failure to tender or withdrawal shall constitute a breach of this Agreement; provided that Stockholder shall tender (or re-tender) its Subject Shares to the extent required by, and in accordance with, Section 5.2.

Section 1.2.    Agreement to Vote. Subject to the terms of this Agreement, Stockholder hereby irrevocably and unconditionally agrees that, from the period beginning on the date hereof and ending on the date that this Agreement is terminated in accordance with Section 5.2 (the “Support Period”), at any annual or special meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the stockholders of the Company, in which the vote, consent or other approval of the stockholders of the Company is sought with respect to the Offer, the Merger, the Merger Agreement or any Acquisition Proposal, Stockholder shall, in each case to the fullest extent that Stockholder’s Subject Shares are entitled to vote thereon: (a) cause all such Subject Shares to be counted as present thereat for purposes of determining a quorum; and (b) be present (in person or by proxy) and vote (or cause to be voted) all of its Subject Shares (i) against any change in the Company Board that is not recommended or approved by the Company Board, (ii) against any Acquisition Transaction and (iii) against any other action that is intended (to the actual knowledge of Stockholder) or would reasonably be expected to impede or interfere with the Offer, the Merger or other transactions contemplated by the Merger Agreement. Until such Subject Shares are accepted in the Offer, Stockholder shall retain at all times the right to vote the Subject Shares in Stockholder’s sole discretion, and without any other limitation, on any matters other than those set forth in this Section 1.2 that are at any time or from time to time presented for consideration to the Company’s stockholders generally.

ARTICLE II.
REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

Stockholder represents and warrants to Parent and Merger Sub as follows:

Section 2.1.    Organization; Authorization; Binding Agreement. If an entity, Stockholder is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated or constituted (to the extent such concepts are recognized in such jurisdiction) and the consummation of the transactions contemplated hereby are within Stockholder’s corporate or organizational powers and have been duly authorized by all necessary corporate or organizational actions on the part of Stockholder. Stockholder has full power and authority and, if an individual, full capacity to execute, deliver and perform this Agreement. This Agreement has been duly and validly executed and delivered by Stockholder, and constitutes a legal, valid and binding obligation of Stockholder enforceable against Stockholder in accordance with its terms (except as enforcement thereof may be limited against Stockholder by (a) bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting the enforcement of creditors’ rights or remedies in general as from time to time in effect or (b) the exercise by courts of equity powers (the “Bankruptcy and Equity Exception”).

Section 2.2.    Non-Contravention. The execution and delivery of this Agreement by Stockholder does not, and the performance by Stockholder of Stockholder’s obligations hereunder and the consummation by Stockholder of the transactions contemplated hereby will not (a) violate any Law applicable to Stockholder or Stockholder’s Subject Shares, (b) except as may be required by applicable securities Laws, require any consent, approval, order, authorization or other action by, or filing with or notice to, any Person (including any Governmental Entity) under, constitute a default (with or without the giving of notice or the lapse of time or both) under, or give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Encumbrances (other than Permitted Encumbrances) on any of the Subject Shares pursuant to, any Contract, agreement, trust, commitment, order, judgment, writ, stipulation, settlement, award, decree or other instrument binding on Stockholder or any applicable Law, or (c) violate any provision of Stockholder’s Organizational Documents, in case of each of clauses (a), (b) and (c), except as would not reasonably be expected to prevent or materially delay or materially impair the consummation by Stockholder of the transactions contemplated by this Agreement or otherwise adversely impact Stockholder’s ability to perform its obligations hereunder in any material respect.

Section 2.3.    Ownership of Subject Shares; Total Shares. Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Stockholder’s Subject Shares and has good and marketable title to such Subject Shares free and clear of any liens, claims, proxies, voting trusts or agreements, options, rights, understandings or arrangements or any other encumbrances or restrictions whatsoever on title, transfer or exercise of any rights of a stockholder in respect of such Subject Shares (collectively, “Encumbrances”), except as provided hereunder or pursuant to any applicable restrictions on transfer under applicable securities Laws (collectively, “Permitted Encumbrances”).

Section 2.4.    Voting Power. Other than as provided in this Agreement, Stockholder has full voting power with respect to all Stockholder’s Subject Shares, full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all of Stockholder’s Subject Shares. None of Stockholder’s Subject Shares are subject to any stockholders’ agreement, proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Shares, except as provided hereunder.

Section 2.5.    Reliance. Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon Stockholder’s execution, delivery and performance of this Agreement.

Section 2.6.    Absence of Litigation. With respect to Stockholder, as of the date hereof, there is no Action pending against, or, to the knowledge of Stockholder, threatened against Stockholder in writing or any of Stockholder’s properties or assets (including the Subject Shares) that would reasonably be expected to prevent or materially delay or materially impair the consummation by Stockholder of the transactions contemplated by this Agreement or otherwise adversely impact Stockholder’s ability to perform its obligations hereunder in any material respect.

Section 2.7.    Brokers. No broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or, to the knowledge of Stockholder, on behalf of Stockholder.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Each of Parent and Merger Sub represents and warrants to Stockholder, jointly and severally, as follows:

Section 3.1.    Organization; Authorization. Each of Parent and Merger Sub is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized (in the case of good standing, to the extent the concept is recognized by such jurisdiction). The consummation of the transactions contemplated hereby are within each of Parent’s and Merger Sub’s corporate powers and have been duly authorized by all necessary corporate actions on the part of Parent and Merger Sub. Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

Section 3.2.    Binding Agreement. Each of Parent and Merger Sub has duly executed and delivered this Agreement, and this Agreement constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms (subject to the Bankruptcy and Equity Exception).

ARTICLE IV.
ADDITIONAL COVENANTS OF STOCKHOLDER

Section 4.1.    No Transfer; No Inconsistent Arrangements. Except as provided hereunder or under the Merger Agreement, during the Support Period, Stockholder shall not, directly or indirectly, (a) create or permit to exist any Encumbrance (other than Permitted Encumbrances) on any or all of Stockholder’s Subject Shares, (b) other than to a Permitted Transferee (as defined below) or by operation of law, transfer, sell, assign, gift, hedge, pledge or otherwise dispose (whether by sale, liquidation, dissolution, dividend or distribution) of, or enter into any derivative arrangement with respect to (collectively, “Transfer”), any of Stockholder’s Subject Shares, or any right or interest therein (or consent to any of the foregoing), (c) enter into any Contract with respect to any such Transfer (other than to a Permitted Transferee) of Stockholder’s Subject Shares or any interest therein, (d) grant or permit the grant of any proxy or power-of-attorney with respect to any of Stockholder’s Subject Shares, (e) deposit or permit the deposit of any of Stockholder’s Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to any of Stockholder’s Subject Shares, or (f) for the avoidance of doubt, subject to Section 5.14, take or permit any other action that would reasonably be expected to in any way restrict, limit or interfere with the performance of Stockholder’s obligations hereunder or the transactions contemplated hereby or otherwise make any representation or warranty of Stockholder herein untrue or incorrect in any material respect. Any action taken in violation of the foregoing sentence shall be null and void ab initio and Stockholder agrees that any such prohibited action may be enjoined by Parent in accordance with Section 5.10. Notwithstanding the foregoing, Stockholder may make Transfers of all or any of the Subject Shares (i) to any “Permitted Transferee”, in which case the Subject Shares shall continue to be bound by this Agreement and provided that any such Permitted Transferee agrees in writing to be bound by the terms and conditions of this Agreement prior to the consummation of any such Transfer or (ii) as Parent may otherwise agree in writing in its sole discretion. A “Permitted Transferee” means, with respect to Stockholder, (i) any Affiliate of Stockholder, partner, member or equityholder of Stockholder, or any other investment fund controlled by the same management company, (ii) a spouse, lineal descendant or antecedent, brother or sister, child or grandchild, adopted child or grandchild, or the spouse of any child, adopted child, grandchild, or adopted grandchild of Stockholder, (iii) any charitable organization described in Section 170(c) of the Code, (iv) any trust, the beneficiaries of which include only Stockholder or the Persons named in clause (ii) or (iii) of this definition, or (v) any corporation, limited liability company, or partnership, the equity holders of which include only Stockholder or the Persons named in clause (ii) or (iii) of this definition; provided that, as a condition to such Transfer, any such Permitted Transferee shall have executed and delivered to Parent and Merger Sub, prior to the consummation of such Transfer, an agreement in writing, reasonably satisfactory in form and substance to Parent, pursuant to which such Person shall be bound by all of the terms and provisions of this Agreement applicable to a Stockholder with respect to the Subject Shares so Transferred.

Section 4.2.    No Exercise of Appraisal Rights; Actions. Subject to Section 5.14, Stockholder (a) waives and agrees not to exercise any appraisal rights in respect of Stockholder’s Subject Shares that may arise with respect to the Merger and (b) agrees not to commence or join in, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company, any Subsidiary of the Company or any of their respective successors, directors or officers relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger or the transactions contemplated by the Merger Agreement (other than, if the Acceptance Time occurs, an Action with respect to Stockholder’s right under the Merger Agreement to receive the Offer Price and the Merger Consideration for the Subject Shares), including any such claim (i) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement or (ii) alleging breach of any fiduciary duty of any Person in connection with the Merger Agreement, this Agreement or the transactions contemplated hereby or thereby; provided, however, for the avoidance of doubt, that the foregoing shall not restrict a Stockholder from enforcing any of its rights under this Agreement.

Section 4.3.    Documentation and Information. Subject to Section 5.14 and except as required by applicable Law (including without limitation the filing of a Schedule 13D with the SEC which may include this Agreement as an exhibit thereto), Stockholder (in its capacity as such) shall not make any public announcement regarding this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby without the prior written consent of Parent (such consent not to be unreasonably withheld), except (a) as required by applicable federal securities law, in which case Parent shall have a reasonable opportunity to review and comment on such communication, and (b) for any such communication that is materially consistent with previous public announcements by the Company or Parent. Stockholder consents to and hereby authorizes Parent and Merger Sub to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Parent or Merger Sub reasonably determines to be necessary in connection with the Offer, the Merger and any transactions contemplated by the Merger Agreement, Stockholder’s identity and ownership of the Subject Shares, the existence of this Agreement and the nature of Stockholder’s commitments and obligations under this Agreement, and Stockholder acknowledges that Parent and Merger Sub may, in Parent’s sole discretion, file this Agreement or a form hereof with the SEC or any other Governmental Entity. Stockholder agrees to promptly give Parent any information it may reasonably require for the preparation of any such disclosure documents, and Stockholder agrees to promptly notify Parent of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if and to the extent that Stockholder shall become aware that any such information shall have become false or misleading in any material respect.

Section 4.4.    No Solicitation. Subject to Section 5.14, until the earlier of the Acceptance Time and the termination of this Agreement, Stockholder shall not, and shall cause its Subsidiaries not to, and shall instruct its and their respective Representatives not to, directly or indirectly including through another Person: (i) solicit, initiate or knowingly facilitate or encourage any proposal or inquiry that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal; (ii) enter into, continue or participate in any discussions or any negotiations regarding any Acquisition Proposal or any proposal or inquiry that would reasonably be expected to lead to an Acquisition Proposal; (iii) approve, endorse or recommend an Acquisition Proposal or any letter of intent (whether binding or non-binding), memorandum of understanding or other Contract contemplating an Acquisition Proposal or that would reasonably be expected to lead the Company to abandon or terminate its obligations under the Merger Agreement; (iv) knowingly encourage or recommend any other holder of Common Stock to vote against the Merger or to not tender shares of Common Stock into the Offer; or (v) resolve, propose or agree to do any of the foregoing. Stockholder shall be responsible for any action taken by its Representatives acting in their authorized capacities on behalf of the Stockholder that would violate this Section 4.4 if taken by Stockholder, it being agreed and understood that Representatives of the Company acting in their capacity as such are not Representatives of Stockholder. Notwithstanding anything to the contrary provided in this Agreement, Stockholder and its Affiliates and Representatives shall not be prohibited from participating in any discussions or negotiations with respect to a possible tender and support, voting or similar agreement in connection with an Acquisition Proposal if, and only for so long as, the Company is permitted to take the actions set forth in Section 6.4(b) or Section 6.4(d) of the Merger Agreement with respect to such Acquisition Proposal; provided, that Stockholder shall not enter into any such agreement unless and until this Agreement has been validly terminated in accordance with Section 5.2.

Section 4.5.    Adjustments. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or similar transaction with respect to the capital stock of the Company that affects the Subject Shares, the terms of this Agreement shall apply to the resulting securities.

ARTICLE V.
MISCELLANEOUS

Section 5.1.    Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery by hand, by registered or certified mail (postage prepaid, return receipt requested), or by email to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice): (a) if to Parent or Merger Sub, in accordance with the provisions of the Merger Agreement and (b) if to Stockholder, to Stockholder’s address or e-mail address set forth on a signature page hereto, or to such other address or e-mail address as such party may hereafter specify in writing for the purpose by notice to each other party hereto.

Section 5.2.    Termination. This Agreement shall terminate automatically as to Stockholder and Parent and Merger Sub, without any notice or other action by any Person, upon the first to occur of (a) the termination of the Merger Agreement in accordance with Article VIII of the Merger Agreement, (b) the Effective Time, (c) the date of any modification, waiver or amendment to any provision of the Merger Agreement, without the prior written consent of Stockholder, that either (A) reduces the amount, or changes the form, of the Offer Price or Merger Consideration payable to, or imposes any additional material conditions on the payment of the Offer Price or Merger Consideration payable to, Stockholder pursuant to the Merger Agreement as in effect on the date hereof or (B) extends the Outside Date beyond the date contemplated by the Merger Agreement as in effect on the date hereof (for the avoidance of doubt, after giving effect to any extensions of the Outside Date in accordance with Section 8.1(b)(i) of the Merger Agreement as in effect on the date hereof), (d) the expiration of the Offer without Merger Sub having accepted for payment the Shares tendered in the Offer, and (e) the mutual written consent of Stockholder and Parent. In addition, upon an Adverse Recommendation Change made under and in compliance with Section 6.4 of the Merger Agreement, the provisions set forth in Article I of this Agreement shall not apply for so long as such Adverse Recommendation Change shall remain in effect; provided, however, that if the Company Board withdraws such Adverse Recommendation Change and reaffirms the Company Recommendation (a “Renewed Recommendation”), the provisions set forth in Article I of this Agreement shall thereafter remain in full force and effect and Stockholder shall (to the extent its Subject Shares have been not yet tendered or been withdrawn), as promptly as practicable (and in any event within five Business Days, or such shorter period of time prior to the Expiration Date) thereafter, tender (or re-tender) its Subject Shares in accordance with Section 1.1; provided, further, that if there is an ongoing dispute between the Company and Parent regarding whether an Adverse Recommendation Change has been made in compliance with Section 6.4 of the Merger Agreement, then the provisions set forth in Article I of this Agreement shall not apply for so long (and only so long) as such dispute is ongoing, and once any such dispute is resolved that such Adverse Recommendation Change was not made in compliance with the Merger Agreement, the provisions set forth in Article I of this Agreement shall thereafter remain in full force and effect and Stockholder shall (to the extent its Subject Shares have not yet been tendered or have been withdrawn), as promptly as practicable (and in any event within five Business Days, or such shorter period of time prior to the Expiration Date) after such resolution, tender (or re-tender) its Subject Shares in accordance with Section 1.1. Upon termination of this Agreement as to any party, such party shall not have any further obligations or liabilities under this Agreement; provided, however, that (i) nothing set forth in this Section 5.2 shall relieve any party from liability for any Willful Breach of this Agreement prior to termination hereof and (ii) the provisions of this Article V shall survive any termination of this Agreement.

Section 5.3.    Amendments and Waivers. Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided that the Company's signature shall be required only for an amendment or waiver affecting Section 5.4. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 5.4.    Expenses. All fees and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by (a) in the case of a Stockholder incurring such expenses, by the Company and (b) in the case of Parent or Merger Sub incurring such expenses, by such party, in each case, whether or not the Offer or the Merger is consummated.

Section 5.5.    Binding Effect; Benefit; Assignment. The parties hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other parties, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties (whether by operation of Law or otherwise) without the prior written consent of the other parties, except to the extent that such rights, interests or obligations are assigned pursuant to a Transfer expressly permitted under Section 4.1. No assignment by any party shall relieve such party of any of its obligations hereunder. Subject to the foregoing, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

Section 5.6.    Governing Law; Venue.

(a)    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

(b)    In any legal action or proceeding arising out of or relating to this Agreement, or any of the transactions contemplated by this Agreement: (i) each of the parties hereto irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Chancery Court of the State of Delaware and any state appellate court therefrom (it being agreed that the consents to jurisdiction and venue set forth in this Section 5.6(b) shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto); and (ii) each of the parties hereto irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to such party’s respective address set forth in Section 5.1. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment.

(c)    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.6(c).

Section 5.7.    Counterparts; Delivery by Email. This Agreement may be executed by email and in one or more counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. This Agreement, and any amendments hereto, waivers hereof or consents or notifications hereunder, to the extent signed and delivered by email, electronic signature (e.g., DocuSign or otherwise) or scan attachment (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any party, each other party shall re-execute original forms thereof and deliver them to all other parties. No party shall raise the use of an Electronic Delivery to deliver a signature or the fact that any signature or Contract was transmitted or communicated through the use of an Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense.

Section 5.8.    Entire Agreement. This Agreement and the other agreements, exhibits and schedules referred to herein constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties and their Affiliates, or any of them, with respect to the subject matter hereof and thereof.

Section 5.9.    Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

Section 5.10.    Specific Performance. The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, may occur in the event that the parties hereto do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. Subject to the following sentence, the parties hereto acknowledge and agree that (a) the parties hereto shall be entitled to an injunction or injunctions, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 5.6 without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement, and (b) the right of specific performance is an integral part of the transactions contemplated by this Agreement and without that right, neither Parent nor Merger Sub would have entered into this Agreement or the Merger Agreement. Each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that the other parties hereto have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 5.10 shall not be required to provide any bond or other security in connection with any such order or injunction.

Section 5.11.    Headings. The Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 5.12.    Further Assurances. Parent, Merger Sub and Stockholder will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations, to perform their respective obligations under this Agreement.

Section 5.13.    Interpretation. Unless the context otherwise requires, as used in this Agreement: (a) “or” is not exclusive; (b) “including” and its variants mean “including, without limitation” and its variants; (c) words defined in the singular have the parallel meaning in the plural and vice versa; (d) words of one gender shall be construed to apply to each gender; and (e) the terms “Article,” “Exhibit,” “Section” and “Schedule” refer to the specified Article, Exhibit, Section or Schedule of or to this Agreement.

Section 5.14.    Capacity as Stockholder. Notwithstanding anything herein to the contrary, (a) Stockholder signs this Agreement solely in Stockholder’s capacity as a Stockholder of the Company, and not in any other capacity and this Agreement shall not limit or otherwise affect the actions of any Affiliate, employee or designee of Stockholder in its capacity, if applicable, as an officer or director of the Company, and (b) nothing herein shall in any way restrict a director or officer of the Company in the taking of any actions (or failure to act) in his or her capacity as a director or officer of the Company, or in the exercise of his or her fiduciary duties as a director or officer of the Company, or prevent or be construed to create any obligation on the part of any director or officer of the Company from taking any action in his or her capacity as such director or officer, and no action taken in any such capacity as an officer or director of the Company shall be deemed to constitute a breach of this Agreement; provided, that, for the avoidance of doubt, nothing herein shall be understood to relieve any party to the Merger Agreement of any obligation under, or any liability for breach of any provision of, the Merger Agreement. Notwithstanding anything to the contrary in this Agreement (including Section 4.2), nothing in this Agreement shall release, waive or otherwise affect any rights that Stockholder may have, solely in Stockholder’s capacity as a current or former director or officer of the Company, to indemnification, advancement of expenses or exculpation under applicable Law, the Organizational Documents of the Company or any of its Subsidiaries, any indemnification agreement between Stockholder and the Company or any of its Subsidiaries, Section 6.11 of the Merger Agreement or any directors’ and officers’ liability insurance policy, and, further, neither Parent nor Merger Sub shall assert any claim against Stockholder that any action taken by Stockholder, solely in Stockholder’s capacity as a current or former director or officer of the Company, constitutes a violation of any provision of this Agreement.

Section 5.15.    No Agreement Until Executed. Irrespective of negotiations among the parties hereto or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Company Board has approved, for purposes of any applicable Takeover Laws and regulations, and any applicable provision of the Organizational Documents of the Company, the transactions contemplated by this Agreement and the Merger Agreement, (b) the Merger Agreement is executed by all parties thereto, and (c) this Agreement is executed by all parties hereto.

Section 5.16.    No Ownership Interest. Except as otherwise provided herein, nothing contained in this Agreement shall be deemed to vest in Parent or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to the Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to Stockholder, and neither Parent nor Merger Sub shall have any authority to manage, direct, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct Stockholder in the voting of any of the Subject Shares, except as otherwise provided herein.

Section 5.17.    No Third-Party Beneficiaries. Each of Parent and Merger Sub, Stockholder and (with respect to Section 5.4) the Company agrees that (a) his, her or its respective representations, warranties, covenants and agreements set forth herein are solely for the benefit of the other parties hereto in accordance with and subject to the terms of this Agreement and (b) this Agreement is not intended to, and shall not, confer upon any other person any rights or remedies hereunder.

[Signature Pages Follow.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

ENERSYS

By:	/s/ Andrea Funk
Name:	Andrea Funk
Title:	Chief Financial Officer

ENERSYS MERGERSUB INC.

By:	/s/ Andrea Funk
Name:	Andrea Funk
Title:	Chief Financial Officer

BRADFORD T. WHITMORE

By:	/s/ Bradford T. Whitmore

SUNRAY I, LLC

By: Zistar Management LLC, its Manager

By:	/s/ Bradford T. Whitmore
Name: Bradford T. Whitmore
Title: Manager

WHITMORE HOLDINGS, LLC

By:	/s/ Bradford T. Whitmore
Name: Bradford T. Whitmore
Title: Manager

[Signature Page to Tender and Support Agreement]

BRADFORD WHITMORE TRUST

By:	/s/ Bradford T. Whitmore
Name: Bradford T. Whitmore Title: Trustee

Solely for purposes of Section 5.4 hereof:

ULTRALIFE CORPORATION

By:	/s/ Michael E. Manna
Name: Michael E. Manna Title: President and Chief Executive Officer

[Signature Page to Tender and Support Agreement]

SCHEDULE A
SUBJECT SHARES

Stockholder	Subject Shares
Sunray I LLC	4,452,283
Whitmore Holdings LLC	2,050,637
Bradford Whitmore	205,915

EXHIBIT A
MERGER AGREEMENT